UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2007

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50364	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in The Providence Service Corporation (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Charter LCI Corporation, a Delaware corporation (“Charter LCI”), CLCI Agent, LLC, as Stockholders’ Representative, and PRSC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“PRSC”), pursuant to which PRSC would be merged with and into Charter LCI with Charter LCI being the surviving entity and a direct, wholly-owned subsidiary of the Company.

On December 6, 2007, the Company and the parties to the Merger Agreement listed above entered into an amendment to the Merger Agreement (the “Amendment” and, together with the Merger Agreement, the “Amended Merger Agreement”) to provide, among other things, that the aggregate merger consideration to be paid by the Company to acquire Charter LCI be an amount equal to the difference between (i) $220.0 million and (ii) the sum of (1) the estimated closing date net indebtedness (as defined in the Amendment) and (2) the Charter LCI transaction expenses (as defined in the Amendment), subject to adjustment as provided for in the Amendment.

The description of the Merger Agreement and the Amendment contained herein is qualified in its entirety by reference to the Merger Agreement and the Amendment attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

The information contained in Items 2.01 and 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 7, 2007, Charter LCI merged with PRSC under the Amended Merger Agreement with Charter LCI being the surviving entity and a direct, wholly-owned subsidiary of the Company. Through its wholly-owned operating subsidiary, LogistiCare, Inc., Charter LCI is the nation’s largest case management provider coordinating non-emergency transportation services primarily to Medicaid recipients. Charter LCI is based in Atlanta, Georgia.

Pursuant to the Amended Merger Agreement the Company acquired Charter LCI through a merger (the “Acquisition”) for the aggregate merger consideration described under Item 1.01 above. Subject to the surviving entity achieving certain financial thresholds, the stockholders, option holders and warrant holders (the “Sellers”) of Charter LCI are also entitled to an earn-out payment not to exceed $40.0 million. Such payment will be made in cash; provided that, to the extent the Company obtains stockholder approval related to the issuance of Company common stock in lieu of cash to fund the earn-out payment, each of the Sellers shall have the right to elect to receive up to 50% of their pro rata share of the earn-out payment in shares of Company common stock (based upon the Company’s stock price on November 6, 2007).

The aggregate merger consideration paid to acquire Charter LCI consisted primarily of cash with approximately $13.2 million of LogistiCare, Inc. employee stock options being cancelled and exchanged for shares of the Company’s common stock described below. To partially fund the cash portion of the aggregate merger consideration, the Company issued $70.0 million in aggregate principal amount of 6.5% Convertible Senior Subordinated Notes due 2014 pursuant to a Note Purchase Agreement as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2007. The balance of the aggregate merger consideration of approximately $140.8 million was funded with proceeds of a borrowing under a new credit agreement described under Item 2.03 below.

At the effective time of the merger, each in-the-money outstanding option to purchase shares of Charter LCI common stock, whether vested or unvested, was cancelled and, in exchange for such cancellation, the option holders were issued in the aggregate 418,952 shares of common stock of the

Company (of which a portion of the shares were escrowed for a period of one year from the consummation of the Acquisition) and the outstanding warrants to purchase shares of Charter LCI common stock were cancelled in exchange for cash in the total amount of approximately $2.5 million as determined pursuant to the Merger Agreement.

The parties have made customary representations, warranties and covenants in the Merger Agreement.

Under the terms of the Merger Agreement, the surviving entity entered into employment agreements with six senior officers of Charter LCI.

The Acquisition is a strategic transaction that will enable the Company to increase and enhance its service offering in existing and new markets and to provide a greater continuum of service.

The Merger Agreement and the Amendment have been included to provide investors with information regarding their terms. They are not intended to provide any factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of that agreement and as of the specific dates set forth therein, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Charter LCI, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of these agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The information contained in Item 1.01 and 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 7, 2007, the Company entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with CIT Healthcare LLC (“CITHC”), as administrative agent, Bank of America, N.A. and SunTrust Bank, as co-documentation agents, ING Capital LLC and Royal Bank of Canada, as co-syndication agents, and other lenders party thereto. The Credit Agreement provides the Company with a senior secured first lien credit facility in aggregate principal amount of $213.0 million comprised of a $173.0 million, six year term loan and a $40.0 million, five year revolving credit facility (the “Credit Facility”). On December 7, 2007, the Company borrowed the entire amount available under the term loan facility and used the proceeds of the term loan to (i) fund a portion of the purchase price of the Acquisition; (ii) refinance certain existing indebtedness; and (iii) pay fees and expenses related to the Acquisition and the financing thereof. The revolving credit facility must be used to (i) provide funds for general corporate purposes of the Company; (ii) fund permitted acquisitions; (iii) fund ongoing working capital requirements; and (iv) make capital expenditures. The Company intends to draw down on the revolving credit facility from time-to-time for these uses. The outstanding principal amount of the loans accrue at the per annum rate of LIBOR plus 3.5% or the Base Rate plus 2.5% (as defined in the Credit Agreement), at the election of the Company.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, including financial covenants, yield protection, indemnities, expense reimbursement, and events of default and other terms and conditions.

The Company’s obligations under the Credit Facility are guaranteed by all present and future domestic subsidiaries of the Company (the “Guarantors”) other than the Company’s insurance and not-for-profit subsidiaries. The Company and each Guarantor’s obligations under the Credit Facility are secured by a first priority lien, subject to certain permitted encumbrances, on the assets of the Company and each Guarantor, including a pledge of 100% of the issued and outstanding stock of the Company’s domestic subsidiaries and 65% of the issued and outstanding stock of the Company’s first tier foreign subsidiaries. If an event of default occurs, including, but not limited to, failure to pay any installment of principal or interest when due, failure to pay any other charges, fees, expenses or other monetary obligations owing to CITHC when due or other particular covenant defaults, as more fully described in the Credit Agreement, the required lenders may cause CITHC to declare all unpaid principal and any accrued and unpaid interest and all fees and expenses immediately due. Under the Credit Agreement, the initiation of any bankruptcy or related proceedings will automatically cause all unpaid principal and any accrued and unpaid interest and all fees and expenses to become due and payable. In addition, it is an event of default under the Credit Agreement if we default on any indebtedness having a principal amount in excess of $5.0 million.

The initial funding under the Credit Facility was subject to, among other things, the Company: (i) meeting certain debt to EBITDA ratios after giving effect to the Acquisition; (ii) having not less than $20.0 million in cash free of liens or other encumbrances on a consolidated basis after giving effect to the Acquisition; (iii) having pro forma EBITDA of at least $53.0 million for the 12 months ended September 30, 2007 after giving effect to the Acquisition; (iv) not having indebtedness, other than the Credit Facility and other permitted debt, outstanding on the closing date of the Credit Facility; (v) having satisfied all conditions to the consummation of the Acquisition, except for the funding of the purchase price, including management of Charter LCI exchanging at least $13.0 million of Charter LCI stock for Company common stock in the Acquisition; (vi) incurring Acquisition expenses and expenses in connection with the issuance of the Notes not in excess of $20.0 million; (vii) having received all governmental and third party consents necessary to consummate the Acquisition; (viii) having issued convertible notes, on terms satisfactory to CITHC, and received at least $70.0 million in gross proceeds; and (ix) not having experienced a material adverse change in its business, assets, liabilities, operations, or condition (financial or otherwise) on a consolidated basis. In addition, the initial funding under the Credit Facility is subject to Charter LCI not having experienced a material adverse effect (as defined in the Credit Agreement).

Each extension of credit under the Credit Facility is conditioned upon: (i) the accuracy in all material respects of all representations and warranties in the definitive loan documentation; and (ii) there being no default or event of default at the time of such extension of credit. Under the repayment terms of the Credit Agreement, the Company is obligated to repay the term loan in quarterly installments on the last day of each calendar quarter, commencing on March 31, 2008, so that the following percentages of the term loan borrowed on the closing date are paid as follows: 5% in 2008, 7.5% in 2009, 10% in 2010, 12.5% in 2011, 15% in 2012 and the remaining balance in 2013. With respect to the revolving credit facility, the Company must repay the outstanding principle balance and any accrued but unpaid interest by December 2012. The Company may at any time and from time-to-time prepay the Credit Facility without premium or penalty, provided that the Company may not re-borrow any portion of the term loan repaid.

The Company agreed to indemnify and hold harmless, the agents, each lender and their respective affiliates and officers, directors, employees, counsel, trustees, advisors, agents and attorneys-in-fact from and against any and all liabilities obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements to which any such indemnified party may become subject arising out of or in connection the Credit Facility or any related transaction regardless of whether any such indemnified person is a party thereto, and to reimburse each such indemnified person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, subject to the terms and conditions set forth in the Credit Agreement.

The description of the Credit Facility contained herein is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

The information contained in Items 1.01 and 2.01 of this Form 8-K is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)	Pro forma financial information.

Any required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 6, 2007, by and among The Providence Service Corporation, Charter LCI Corporation, CLCI Agent, LLC, as Stockholders’ Representative, and PRSC Acquisition Corporation. (Certain schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.2	Amendment to Agreement and Plan of Merger, dated as of December 6, 2007, by and between Charter LCI Corporation, The Providence Service Corporation, PRSC Acquisition Corporation, and CLCI Agent, LLC. (Certain schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

10.1	Credit and Guaranty Agreement, dated as of December 7, 2007, by and among The Providence Service Corporation, CIT Healthcare LLC, Bank of America, N.A. and SunTrust Bank, ING Capital LLC and Royal Bank of Canada, and the other lenders party thereto. (Certain schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

10.2	Employment Agreement of John Shermyen dated as of November 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: December 12, 2007	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 6, 2007, by and among The Providence Service Corporation, Charter LCI Corporation, CLCI Agent, LLC, as Stockholders’ Representative, and PRSC Acquisition Corporation. (Certain schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

2.2	Amendment to Agreement and Plan of Merger, dated as of December 6, 2007, by and between Charter LCI Corporation, The Providence Service Corporation, PRSC Acquisition Corporation, and CLCI Agent, LLC. (Certain schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

10.1	Credit and Guaranty Agreement, dated as of December 7, 2007, by and among The Providence Service Corporation, CIT Healthcare LLC, Bank of America, N.A. and SunTrust Bank, ING Capital LLC and Royal Bank of Canada, and the other lenders party thereto. (Certain schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

10.2	Employment Agreement of John Shermyen dated as of November 6, 2007